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                                                                 Exhibit 2.2

                               AGREEMENT OF MERGER
                                       OF
                                JT STORAGE, INC.
                                       AND
                                ATARI CORPORATION

         This Agreement of Merger (the "AGREEMENT") is entered into as of ______________, 1996, by and between JT STORAGE, INC., a Delaware corporation ("JTS"), and ATARI CORPORATION, a Nevada corporation ("ATARI").

                                    RECITALS

                  A. JTS and Atari have entered into an Amended and Restated Agreement and Plan of Reorganization, dated as of April 8, 1996 (the "PLAN"), providing for certain representations, warranties and agreements in connection with the transactions contemplated hereby, in accordance with the General Corporation Law of the State of Delaware (the "DELAWARE LAW").

                  B. The Boards of Directors of JTS and Atari deem it advisable and in the respective best interests of JTS and Atari and their stockholders that Atari be merged with and into JTS through a statutory merger of Atari into JTS (the "MERGER") with JTS as the surviving corporation (the "SURVIVING CORPORATION").

                  NOW THEREFORE, JTS and Atari agree as follows:

         1.       THE MERGER

                  1.1. EFFECTIVE TIME OF MERGER. The Merger will become effective at 5:00 p.m., Eastern Standard Time, on ___________, 1996 (the "EFFECTIVE TIME").

                  1.2. EFFECTS OF MERGER. At the Effective Time:

                       (A) Atari will be merged with and into JTS and the separate corporate existence of Atari shall thereupon cease. JTS will be the surviving corporation in the Merger, and the corporate existence of JTS, with all its purposes, objects, rights, privileges, powers, immunities and franchises, will continue unaffected and unimpaired by the Merger.

                       (B) The Certificate of Incorporation of JTS will be amended to read as set forth on Exhibit A hereto (the "JTS Certificate of Incorporation") and will be the Certificate of Incorporation of the Surviving Corporation.

                       (C) The Bylaws of JTS will be the Bylaws of the Surviving Corporation.

                                       1.


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                       (D) Each share of JTS Common Stock, 0.000001 par value
("JTS COMMON STOCK"), outstanding immediately prior to the Effective Time will continue to be an identical outstanding share of Common Stock of JTS as the surviving corporation (with the changes set forth in the JTS Certificate of Incorporation).

                       (E) The shares of Atari Common Stock, $0.01 par value ("ATARI COMMON STOCK"), outstanding immediately prior to the Effective Time will be converted into shares of JTS Common Stock as provided in Section 2 of this Agreement; outstanding options to purchase shares of Atari Common Stock will be converted into outstanding options to purchase shares of JTS Common Stock as provided in Section 2 of this Agreement; and each share of Atari capital stock held in treasury will be canceled.

                       (F) Without further transfer, act or deed, JTS, as the surviving corporation, will succeed to all the properties, assets, rights, privileges, powers, immunities and franchises of Atari, and will be subject to, and responsible for, all of the debts, liabilities and obligations of Atari, with the effect set forth in the Delaware Law.

                       (G) All rights of creditors and all liens upon the property of Atari will be preserved unimpaired following the Merger, provided that such liens upon the property of Atari will be limited to the property affected thereby immediately prior to the Effective Time.

         2. CONVERSION OF ATARI COMMON STOCK; TREATMENT OF ATARI OPTIONS; EXCHANGE OF CERTIFICATES

                  2.1. CONVERSION OF ATARI COMMON STOCK. Each share of Atari Common Stock outstanding immediately prior to the Effective Time will be converted into and represent a right to receive one (1) fully paid and nonassessable share of issued and outstanding JTS Common Stock.

                  2.2. ASSUMPTION OF OUTSTANDING OPTIONS TO PURCHASE ATARI COMMON STOCK. At the Effective Time, each then outstanding option (an "ATARI OPTION") to purchase Atari Common Stock granted under the Atari 1986 Incentive Stock Option Plan (the "ATARI PLAN") shall be assumed by JTS and the holder thereof shall be entitled, in accordance with the terms of such Atari Option, to purchase after the Effective Time that number of shares of JTS Common Stock equal to the number of shares of Atari Common Stock subject to such Atari Option at the Effective Time and the per share exercise price per full share of JTS Common Stock for each such assumed option will equal the exercise price of the Atari Option (per share of Atari Common Stock). Except as otherwise expressly provided in the Atari Plan, the term, excercisability, vesting schedule, status as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended (the "CODE"), if applicable, and all other terms of the Atari Options will otherwise be unchanged. Continuous employment with Atari prior to the Effective Time will be credited to each holder of an Atari Option for purposes of determining the number of shares subject to exercise after the Effective Time and for other purposes under the Atari Plan.

                                       2.


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                  2.3.     EXCHANGE OF CERTIFICATES.

                           2.3.1. EXCHANGE AGENT. Prior to the Closing Date, JTS
shall appoint Registrar and Transfer Company, or such other bank or trust company selected by JTS, to act as exchange agent (the "EXCHANGE AGENT") in the Merger.

                           2.3.2. JTS TO PROVIDE SHARES. Promptly after the
Effective Time, but in no event later than five business days thereafter, JTS shall make available for exchange in accordance with this Section 2.3, the shares of JTS Common Stock issuable pursuant to Section 2.1 in exchange for outstanding shares of Atari Common Stock.

                           2.3.3. EXCHANGE PROCEDURES. As soon as practicable
after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate that, immediately prior to the Effective Time, represented outstanding shares of Atari Common Stock (a "CERTIFICATE") whose shares are being converted into JTS Common Stock pursuant to Section 2.1, the following:
(i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates duly endorsed as instructed to the Exchange Agent and shall be in such form and have such other provisions as JTS may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for JTS Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent duly endorsed as instructed, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the number of shares of JTS Common Stock to which the holder of Atari Common Stock is entitled pursuant to
Section 2.1 hereof and is represented by the Certificate so surrendered. The Certificate so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 2.3, each Certificate shall be deemed at any time after the Effective Time to represent the right to receive upon such surrender the number of shares of JTS Common Stock as provided by this Section 2.3 and the provisions of the Delaware Law.

                           2.3.4. PAYMENT OF DIVIDENDS AND DISTRIBUTIONS WITH
RESPECT TO UNEXCHANGED SHARES. No dividends or distributions payable to holders of record of JTS Common Stock after the Effective Time shall be paid to the holder of any unsurrendered Certificate until the holder of such Certificate shall surrender such Certificate. Subject to the effect, if any, of applicable escheat and other laws, following surrender of any Certificate, there shall be delivered to the person entitled thereto, without interest, the amount of dividends theretofore paid with respect to JTS Common Stock so withheld as of any date subsequent to the Effective Time and prior to such date of delivery.

                           2.3.5. NO FURTHER OWNERSHIP RIGHTS IN ATARI STOCK.
All JTS Common Stock delivered upon the surrender for exchange of shares of Atari Common Stock in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such shares of Atari Common Stock. There shall be no further registration of transfers on the stock transfer books of Atari or its transfer agent of the shares of Atari Common Stock that were outstanding immediately prior to the Effective Time. If, after the Closing Date,

                                       3.


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Certificates are presented for any reason, they shall be cancelled and exchanged as provided in this Section 2.3.

         3.       TERMINATION AND AMENDMENT.

                  3.1. AGREEMENT SUBJECT TO TERMINATION BY MUTUAL CONSENT. Notwithstanding the approval of this Agreement by the stockholders of JTS and Atari, this Agreement may be terminated at any time prior to the Effective Time by mutual agreement of JTS and Atari.

                  3.2. AGREEMENT SUBJECT TO TERMINATION ON TERMINATION OF PLAN. Notwithstanding the approval of this Agreement by the stockholders of JTS and Atari, this Agreement shall terminate forthwith in the event that the Plan shall be terminated as therein provided.

                  3.3. EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided above, this Agreement shall forthwith become void and there shall be no liability on the part of either JTS or Atari or their respective officers and directors, except as otherwise provided in the Plan.

                  3.4. AMENDMENT. This Agreement may be amended by the parties hereto at any time before or after approval by the stockholders of either JTS or Atari, but, after such approval, no amendment shall be made which by applicable law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         4.       MISCELLANEOUS.

                  4.1. PLAN. The Plan and this Agreement are intended to be construed together in order to effectuate their purposes.

                  4.2. ASSIGNMENT; BINDING UPON SUCCESSORS AND ASSIGNS. Neither party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  4.3. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

                  4.4. COUNTERPARTS. This Agreement may be executed in counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument.

                  4.5. TAX-FREE REORGANIZATION. The Merger contemplated hereby is intended to be treated as a tax-free reorganization within the meaning of
Section 368(a)(1)(A) of the Code.

                                       4.


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                                       5.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

                                  JT STORAGE, INC.

Attest:  ____________________     By:  ____________________________________
          W. Virginia Walker,          David T. Mitchell,
          Secretary                    President and Chief Executive Officer

                                  ATARI CORPORATION

Attest:   ___________________     By:  ____________________________________

          ___________________,         Sam Tramiel,
          Secretary                    President and Chief Executive Officer


                                       6.


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                          CERTIFICATE OF THE SECRETARY

                                       OF

                                JT STORAGE, INC.

         I, W. Virginia Walker, the Secretary of JT Storage, Inc., a Delaware corporation (the "Corporation"), hereby certify as such Secretary, in accordance with the General Corporation Law of the State of Delaware, that the Agreement of Merger between Atari Corporation and the Corporation to which this certificate is attached, after having first been duly adopted by the Corporation and executed on its behalf by the President and Chief Executive Officer and the Secretary of the Corporation, was then submitted to the stockholders of the Corporation at a meeting duly called and held on June __, 1996, and at such meeting a majority of the outstanding Common Stock and Series A Preferred Stock (voting together as a class), a majority of the outstanding Common Stock (voting separately as a class) and at least two-thirds of the outstanding Series A preferred Stock (voting separately as a class) of the Corporation entitled to vote on the Agreement of Merger were voted for the adoption of the Agreement of Merger, thereby duly approving and adopting the Agreement of Merger.

         IN WITNESS WHEREOF, the undersigned has executed this certificate this __th day of June, 1996.

                                            _________________________
                                            W. Virginia Walker
                                            Secretary
                                            JT Storage, Inc.


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                          CERTIFICATE OF THE SECRETARY

                                       OF

                                ATARI CORPORATION

         I, ____________________________, the Secretary of Atari Corporation, a Nevada corporation (the "Corporation"), hereby certify as such Secretary, in accordance with the General Corporation Law of the State of Delaware, that the Agreement of Merger between JT Storage, Inc. and the Corporation to which this certificate is attached, after having first been duly adopted by the Corporation and executed on its behalf by the President and Chief Executive Officer and the Secretary of the Corporation, was then submitted to the stockholders of the Corporation at a meeting duly called and held on June __, 1996, and at such meeting a majority of the outstanding Common Stock of the Corporation entitled to vote on the Agreement of Merger were voted for the adoption of the Agreement of Merger, thereby duly approving and adopting the Agreement of Merger.

         IN WITNESS WHEREOF, the undersigned has executed this certificate this __th day of June, 1996.

                                            _________________________
                                            Secretary
                                            Atari Corporation